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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K





                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





                Date of Report (Date of earliest event reported):
                                  May 23, 2000


                            MEXICAN RESTAURANTS, INC.
             (Exact name of Registrant as Specified in its Charter)



               TEXAS                                  000-28234                            76-0493269
     (State or other jurisdiction                 (Commission File              (IRS Employer Identification No.)
          of incorporation)                            Number)

               1135 EDGEBROOK                                                              77034
               HOUSTON, TEXAS                                                            (Zip Code)
     (Address of Principal Executive Offices)


                                 (713) 943-7574
              (Registrant's telephone number, including area code)


                                       N/A
              (Former name, former address and former fiscal year,
                          if change since last report)



                   Index to Exhibits appears on page 4 herein.


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ITEM 5. OTHER EVENTS.

     On May 23, 2000 the board of directors of Mexican Restaurants, Inc. (the "Company") authorized the Company to effect repurchases of up to 120,000 shares of common stock, to enhance shareholder value and boost earnings per share by the reduction in outstanding shares resulting from such repurchases. On June 1, 2000 the Company effected purchases of 100,000 shares and 20,000 shares of its common stock at purchase prices of $3.125 per share. A copy of the Company's press release announcing the repurchases is attached as Exhibit 99.1.

     On May 23, 2000, the Company announced the appointment of its president, Curt Glowacki, to the additional position of chief executive officer of the Company. Mr. Glowacki was also elected to the Company's board of directors at the Annual Meeting of Shareholders of the Company held on May 23, 2000. Mr. Glowacki replaces Louis P. Neeb, the Company's chairman of the board and chief executive officer since October 1995. Mr. Neeb will remain as non-executive chairman of the board of directors of the Company. A copy of the Company's press release announcing the election of Mr. Glowacki is attached as Exhibit 99.2.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  The following exhibits are filed as part of this Report:

          Exhibit
          Number              Description
          99.1                Press Release dated June 1, 2000.
          99.2                Press Release dated May 23, 2000.





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        MEXICAN RESTAURANTS, INC.



                        /s/ Andrew J. Dennard
                        -----------------------------------------------------
                        Andrew J. Dennard
                        Vice President, Chief Financial Officer and Treasurer


Date: June 1, 2000
















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                                  EXHIBIT INDEX

          Exhibit
          Number              Description
          99.1                Press Release dated June 1, 2000.
          99.2                Press Release dated May 23, 2000.







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